UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2026

POSITRON CORPORATION
(Exact name of registrant as specified in its charter)

Texas	000-24092	76-0083622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3784 Commerce Ct, Suite 100, North Tonawanda, NY	14120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (317) 576-0183

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Trading
Title of each class	Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	POSC	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 30, 2026, Positron Corporation (the "Company") issued three unsecured promissory notes in the aggregate principal amount of $2,000,000 (collectively, the “Notes”). One Note in the amount of $1,500,000 was issued to George Ortiz ("Mr. Ortiz"), an existing, affiliated investor of the Company. A $400,000 Note was issued to TISU Investments LTD (“TISU”), an existing, affiliated investor of the Company controlled by Tis Prager, a Director of the Company. The final Note for $100,000 was issued to an unrelated third party.

The Notes bear interest on the unpaid principal balance at 20% per annum. The Company is required to pay an interim interest amount equal to 10% of the original principal amount six months after the date the applicable Note was issued, with all remaining accrued and unpaid interest due at maturity or earlier repayment. The unpaid principal balance of each Note is due on September 30, 2027, unless earlier accelerated, and may be prepaid at any time without penalty.

Events of default under each Note include the Company’s failure to make a required payment, the commencement of a voluntary bankruptcy or insolvency proceeding or related actions, and the entry of an order or decree in an involuntary bankruptcy or insolvency proceeding that remains unstayed and in effect for 60 consecutive days. Upon a payment default, the applicable lender may, by written notice, declare the Note immediately due and payable. Bankruptcy or insolvency defaults result in automatic and immediate acceleration. Each Note is governed by the laws of the State of Texas.

As additional consideration for the Notes, the Company issued Common Stock Purchase Warrants (the “Warrants”) to purchase: 300,000 shares of the Company’s common stock, par value $0,0001 per share (the “Common Stock”), to Mr. Ortiz; 80,000 shares of Common Stock to TISU; and 20,000 shares of Common Stock to the last investor. The exercise price of the Warrants is $2.00 per share. Each Warrant is exercisable through December 31, 2030 and remains outstanding in accordance with its terms notwithstanding repayment or prepayment of the applicable Note.

On September 30, 2026, Mr. Ortiz exercised outstanding warrants to purchase 300,000 shares of Common Stock which were issued in connection with the Company’s August 13, 2026 Line of Credit Agreement at an exercise price of $1.50 per share, for aggregate gross proceeds of $450,000.

The foregoing description of the Notes and Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the Common Stock Purchase Warrants and Promissory Notes, copies of which are filed as Exhibits 4.1, 4.2, 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated herein by reference. The issuance of the Notes, the Warrants and the shares of Common Stock issued upon Mr. Ortiz’s exercise, and the offer and sale of the shares issuable upon exercise of the Warrants, were made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D promulgated thereunder. Each holder represented that it was an accredited investor and was acquiring the securities for investment and not with a view to distribution.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Form of Common Stock Purchase Warrant
10.1	Form of Promissory Note
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POSITRON CORPORATION

Date: October 2, 2026	By:	/s/ Adel Abdullah
		Name:	Adel Abdullah
		Title:	President